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                                                                   EXHIBIT 4.3.4

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                       SUPPLEMENTAL PREFERRED SECURITIES
                              GUARANTEE AGREEMENT

                                 AHL FINANCING

                          DATED AS OF OCTOBER 29, 1999

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                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

                                                                            PAGE
                                                                            ----

SECTION 1.1.     DEFINITION OF TERMS.......................................   1

                                   ARTICLE II
                             CONCERNING THE MERGER

SECTION 2.1     ASSUMPTION OF GUARANTEE....................................   2

                                  ARTICLE III
                   CONCERNING THE PREFERRED GUARANTEE TRUSTEE

SECTION 3.1     POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE.......   2
SECTION 3.2     CERTAIN RIGHTS OF THE PREFERRED GUARANTEE TRUSTEE..........   3

                                   ARTICLE IV
                            THE ADDITIONAL GUARANTEE

SECTION 4.1     ADDITIONAL GUARANTEE.......................................   3
SECTION 4.2     WAIVER OF NOTICE AND DEMAND................................   3
SECTION 4.3     OBLIGATIONS NOT AFFECTED...................................   3
SECTION 4.4     RIGHTS OF HOLDERS..........................................   4
SECTION 4.5     GUARANTEE OF PAYMENT.......................................   5
SECTION 4.6     SUBROGATION................................................   5
SECTION 4.7     INDEPENDENT OBLIGATIONS....................................   5

                                   ARTICLE V

                                 SUBORDINATION

SECTION 5.1     RANKING....................................................   5

                                   ARTICLE VI

                                 MISCELLANEOUS

                RATIFICATION OF ORIGINAL GUARANTEE AGREEMENT AND THIS
SECTION 6.1     AGREEMENT..................................................   6
SECTION 6.2     PREFERRED GUARANTEE TRUSTEE NOT RESPONSIBLE FOR RECITALS...   6
SECTION 6.3     TERMINATION................................................   6
SECTION 6.4     SUCCESSORS AND ASSIGNS.....................................   6
SECTION 6.5     AMENDMENTS.................................................   6
SECTION 6.6     NOTICES....................................................   7
SECTION 6.7     BENEFIT....................................................   7
SECTION 6.8     GOVERNING LAW..............................................   7
SECTION 6.9     SEPARABILITY...............................................   7
SECTION 6.10    COUNTERPARTS...............................................   8
SECTION 6.11    EFFECTIVENESS..............................................   8


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     SUPPLEMENTAL PREFERRED SECURITIES GUARANTEE AGREEMENT, dated as of October
29, 1999 (this "Agreement") among The Allstate Corporation, a Delaware corporation (the "Additional Guarantor"), A.P.L. Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Additional Guarantor (the "Successor Guarantor" or "Merger Sub"), American Heritage Life Investment Corporation, a Florida corporation (the "Original Guarantor"), and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as trustee (the "Preferred Guarantee Trustee").

     WHEREAS, in connection with the issuance by AHL Financing, a Delaware statutory business trust (the "Issuer"), of $103,500,000 aggregate liquidation amount of its 6.75% Trust Originated Preferred Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Trust, the Original Guarantor and the Guarantee Trustee entered into a Preferred Securities Guarantee Agreement dated as of June 27,1997 (the "Original Guarantee Agreement"), pursuant to which the Original Guarantor irrevocably and unconditionally agreed, to the extent set forth therein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined in the Original Guarantee Agreement) and to make certain other payments on the terms and conditions set forth therein (collectively, the "Original Guarantee");

     WHEREAS, the Original Guarantor intends to consummate a transaction involving the merger (the "Merger") of the Original Guarantor with and into, Merger Sub, pursuant to the Agreement and Plan of Merger and Reorganization among the Additional Guarantor, Merger Sub and the Original Guarantor dated as of July 8, 1999 (the "Merger Agreement");

     WHEREAS the Additional Guarantor proposes in and by this Agreement to unconditionally and irrevocably guarantee, on a subordinated basis, the Successor Guarantor's obligation to pay to the Holders of the Preferred Securities the Guarantee Payments and the other obligations of the Successor Guarantor under the Original Guarantee Agreement;

     NOW THEREFORE, in consideration of the premises, the Original Guarantor, the Successor Guarantor, the Additional Guarantor and the Preferred Guarantee Trustee hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1  DEFINITION OF TERMS.

     Unless the context otherwise requires:

     (a) a term defined in the Original Guarantee Agreement has the same meaning when used in this Agreement;

     (b) a term defined anywhere in this Agreement has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) headings are for convenience of reference only and do not affect interpretation;

     (e) the term "Effective Time" shall have the meaning given to it in the Merger Agreement.

                                   ARTICLE II
                             CONCERNING THE MERGER

SECTION 2.1  ASSUMPTION OF GUARANTEE.

     As contemplated by Section 9.1 of the Original Guarantee Agreement, the Successor Guarantor hereby acknowledges that, from and after the Effective Time as successor to the Original Guarantor by operation of law, it will assume all the obligations of the Original Guarantor under the Original Guarantee Agreement.
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                                  ARTICLE III
                   CONCERNING THE PREFERRED GUARANTEE TRUSTEE

SECTION 3.1  POWERS AND DUTIES OF THE PREFERRED GUARANTEE TRUSTEE.

     (a) This Agreement shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Agreement to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) of the Original Guarantee or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

     (b) With respect to the guarantee being provided by the Additional Guarantor in this Agreement, the Preferred Guarantee Trustee shall have all of the powers and duties set out in Section 3.1 of the Original Guarantee Agreement.

SECTION 3.2  CERTAIN RIGHTS OF THE PREFERRED GUARANTEE TRUSTEE.

     Subject to the provisions of Section 3.1, the Preferred Guarantee Trustee shall have the same rights with respect to the guarantee provided by the Additional Guarantor as are set out in Section 3.2 of the Original Guarantee Agreement.

                                   ARTICLE IV
                            THE ADDITIONAL GUARANTEE

SECTION 4.1  ADDITIONAL GUARANTEE.

     From and after the Effective Time, the Additional Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer, the Original Guarantor, or the Successor Guarantor), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert (the "Additional Guarantee"). The Additional Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Original Guarantor to the Holders or by causing the Issuer or the Successor Guarantor to pay such amounts to the Holders.

SECTION 4.2  WAIVER OF NOTICE AND DEMAND.

     The Additional Guarantor hereby waives notice of acceptance of this Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer, the Successor Guarantor or any other Person before proceeding against the Additional Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 4.3  OBLIGATIONS NOT AFFECTED.

     The obligations, covenants, agreements and duties of the Additional Guarantor under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

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     (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Repayment Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Repayment Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures or any extension of the maturity date of the Debentures permitted by the Indenture);

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

     (e) any invalidity of, or defect or deficiency in, the Preferred
Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 4.3 that the obligations of the Additional Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Additional Guarantor with respect to the happening of any of the foregoing.

SECTION 4.4  RIGHTS OF HOLDERS.

     (a) The Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Agreement or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Agreement;

     (b) If the Preferred Guarantee Trustee fails to enforce this Agreement, any Holder of Preferred Securities may institute a legal proceeding directly against the Additional Guarantor to enforce its rights under this Agreement, without first instituting a legal proceeding against the Issuer, the Successor Guarantor, the Preferred Guarantee Trustee or any other Person. Notwithstanding the foregoing, if the Additional Guarantor has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Additional Guarantor for enforcement of the Additional Guarantee for such payment. The Additional Guarantor waives any right or remedy to require that any action on this Agreement be brought first against the Issuer, the Successor Grantor or any other person or entity before proceeding directly against the Additional Guarantor.

SECTION 4.5  GUARANTEE OF PAYMENT.

     This Agreement creates a guarantee of payment and not of collection.

SECTION 4.6  SUBROGATION.

     The Additional Guarantor shall be subrogated to all rights, if any, of the Holders of Preferred Securities against the Issuer in respect of any amounts paid to such Holders by the Additional Guarantor under this Preferred Securities Guarantee; provided, however, that the Additional Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement. If any amount shall be paid to the Additional Guarantor in violation of the preceding sentence,

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the Additional Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 4.7  INDEPENDENT OBLIGATIONS.

     The Additional Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities, and that the Additional Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 4.3 hereof.

                                   ARTICLE V
                                 SUBORDINATION

SECTION 5.1  RANKING.

     This Preferred Securities Guarantee will constitute an unsecured obligation of the Additional Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Additional Guarantor except those liabilities of the Additional Guarantor made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Additional Guarantor and with any guarantee now or hereafter entered into by the Additional Guarantor in respect of any preferred or preference stock of any Affiliate of the Additional Guarantor, and (iii) senior to the Additional Guarantor's common stock.

                                   ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1  RATIFICATION OF ORIGINAL GUARANTEE AGREEMENT AND THIS AGREEMENT.

     The Original Guarantee Agreement, as supplemented by this Agreement, is in all respects ratified and confirmed, and this Agreement shall be deemed part of the Original Guarantee Agreement in the manner and to the extent herein and therein provided.

SECTION 6.2  PREFERRED GUARANTEE TRUSTEE NOT RESPONSIBLE FOR
             RECITALS.

     The recitals herein contained are made by the Original Guarantor, the Successor Guarantor and the Additional Guarantor and not by the Preferred Guarantee Trustee, and the Preferred Guarantee Trustee assumes no responsibility for the correctness thereof. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Agreement.

SECTION 6.3  TERMINATION.

     This Agreement shall terminate upon (i) full payment of the Repayment Price of all Preferred Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Preferred Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Additional Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.

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SECTION 6.4  SUCCESSORS AND ASSIGNS.

     All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Additional Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

SECTION 6.5  AMENDMENTS.

     Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Agreement may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Preferred Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 6.6  NOTICES.

     All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

     (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth in the Original Guarantee;

     (b) If given to the Additional Guarantor, at the Additional Guarantor's mailing address set forth below (or such other address as the Additional Guarantor may give notice of to the Holders of the Preferred Securities):

           Treasurer
           3075 Sanders Road, Suite G2H
           Northbrook, Illinois, 60062-7127

     (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Issuer.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 6.7  BENEFIT.

     This Additional Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

SECTION 6.8  GOVERNING LAW.

     This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

SECTION 6.9  SEPARABILITY.

     In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

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SECTION 6.10  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 6.11  EFFECTIVENESS.

     This Agreement shall become a legally effective and binding instrument upon the later of (i) execution and delivery hereof by all parties hereto, and (ii) the Effective Time.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          AMERICAN HERITAGE LIFE INVESTMENT
                                          CORPORATION

                                          By: /s/ T. O'NEAL DOUGLAS
                                            ------------------------------------
                                            Name: T. O'Neal Douglas
                                            Title: Chairman and CEO

                                          THE ALLSTATE CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          A.P.L. ACQUISITION CORPORATION

                                          By: /s/ JAMES P. ZILS
                                            ------------------------------------
                                            Name: James P. Zils
                                            Title: Treasurer

                                          BANK ONE TRUST COMPANY, NATIONAL
                                          ASSOCIATION
                                          as Preferred Guarantee Trustee

                                          By: /s/ JANICE OTT ROTUNNO
                                            ------------------------------------
                                            Name: Janice Ott Rotunno
                                            Title: Vice President

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